UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N. Military Trail, Suite 275 Boca Raton, Florida 33431	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

Genesis Group Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2013, we entered into a Purchase Agreement (the “Purchase Agreement”) with ICG USA, LLC (“ICG”), pursuant to which we agreed to sell, and ICG agreed to purchase, unsecured convertible promissory notes (“Notes”) in the aggregate principal amount of up to $1,750,000 for an aggregate purchase price of up to $1,500,000, at up to two separate closings, with each such closing subject to customary closing conditions.

We will receive aggregate proceeds of up to $1,500,000, with the difference between that and the aggregate principal amount representing an up-front interest payment, with no additional interest being owed on the Notes. Each Note matures on the earlier of (i) the six-month anniversary of the original date of issuance of such Note, or (ii) three trading days after the consummation of our currently contemplated public offering or the consummation of any capital raise resulting in gross proceeds of at least $3,000,000; provided, however, that if we do not complete a capital raise by the six-month anniversary of the original date of issuance of such Note, then ICG may elect to be repaid by either (a) receiving 25% of our future monthly cash flows until such time as all principal due under such Note has been repaid and/or (b) converting the unpaid principal amount of such Note into shares of our common stock, par value $0.0001 per share (“Common Stock”).  If ICG makes such election to convert, the outstanding principle balance of such Note  is convertible into shares of Common Stock at a price per share equal to 80% of the lesser of (i) the average of the closing bid prices of the Common Stock for each of the ten trading days preceding the date of conversation or (ii) the closing bid price of our Common Stock on the date of conversion, but in no event less than $2.90 per share.

Pursuant to the Purchase Agreement, in connection with the issuance of each Note, ICG is also entitled to receive five-year warrants to purchase such number of shares of Common Stock equal to fifty percent (50%) of the number of shares into which such Note may be converted (the “Warrants”).  The Warrants are exercisable at an exercise price equal to the lesser of (i) 120% of the price per share at which we issue securities in our currently contemplated public offering or (ii) the exercise price of any warrants issued to investors in our next offering of securities resulting in gross proceeds of at least $3,000,000; provided, however, that if no such offering closes by the six-month anniversary of the original issue date of the Warrant, then the exercise price will be equal to 120% of the closing price of our Common Stock on the six-month anniversary of the original issuance date of the Warrant.

On April 30, 2013, at the first closing of the sale of Notes under the Purchase Agreement, we issued ICG a Note in the aggregate principal amount of $862,500 at a purchase price of $750,000, representing an up-front interest charge of $112,500, as well as a Warrant as described above.

We intend to use the proceeds from the sale of the Notes to fund working capital expenditures and plan to invest such proceeds in short-term, interest-bearing investments, which may include interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities.

The foregoing descriptions of the transaction do not purport to be complete and are qualified in their entirety by reference to (i) the Purchase Agreement, as amended, filed as Exhibit 10.1 to this Current Report on Form 8-K, (ii) the form of Note filed as Exhibit 10.2 hereto and (iii) the form of Warrant filed as Exhibit 10.3 hereto (collectively, the “Transaction Documents”). The Transaction Documents are being filed to provide information regarding the terms of the financing transactions described herein, and no representation, warranty, covenant or agreement contained in the Transaction Documents are, or should be construed as, a representation or warranty by us to any person other than ICG, or covenant or agreement of our company with any person other than ICG. The representations, warranties, covenants and agreements contained in the Transaction Documents are solely for the benefit of the parties thereto, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to our investors and may be qualified by disclosures between the parties.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Note and the Warrant issued pursuant to the Purchase Agreement as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Note and Warrant were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of April 26, 2013, by and among InterCloud Systems, Inc. and ICG USA, LLC.

10.2	Form of Unsecured Convertible Note issued to ICG USA, LLC.

10.3	Form of Warrant issued to ICG USA, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013	InterCloud Systems, Inc.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of April 26, 2013, by and among InterCloud Systems, Inc. and ICG USA, LLC.

10.2	Form of Unsecured Convertible Note issued to ICG USA, LLC.

10.3	Form of Warrant issued to ICG USA, LLC.